                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement     [_]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              IBS INTERACTIVE, INC.
                (Name of Registrant as Specified in Its Charter)

                       __________________________________
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

       ___________________________________________

   (2) Aggregate number of securities to which transaction applies:

       ___________________________________________

   (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ____________________________________________

   (4) Proposed maximum aggregate value of transaction:

       ___________________________________________

   (5) Total fee paid:

       ___________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

       ___________________________________________

   (2) Form, Schedule or Registration Statement No.:

       ___________________________________________

   (3) Filing Party:

       ___________________________________________

   (4) Date Filed:

       ___________________________________________

                              IBS INTERACTIVE, INC.

                          2 RIDGEDALE AVENUE, SUITE 350
                         CEDAR KNOLLS, NEW JERSEY 07927

    NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2000

To the Stockholders of IBS Interactive, Inc.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of IBS Interactive, Inc. ("IBS Interactive") will be held at the Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey on Friday, June 9, 2000, at 10:00 a.m., local time, for the following purposes:

1. To elect eight directors to serve, subject to the provisions of the By-laws, until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

2. To consider and act upon a proposal to approve IBS Interactive's 2000 Stock Option Plan (attached as Exhibit A hereto);

3. To consider and act upon a proposal to ratify the selection of BDO Seidman, LLP as IBS Interactive's independent accountants for the fiscal year ending December 31, 2000; and

4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 17, 2000 as the record date for the meeting. Only holders of shares of record at that time will be entitled to notice of and to vote at the 2000 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

By Order of the Board of Directors,

/s/ Brian W. Seidman
Brian W. Seidman, Esq.
Secretary
April 28, 2000

                                    IMPORTANT

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE THAT REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              IBS INTERACTIVE, INC.

                                 PROXY STATEMENT

                                       FOR

                       2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 2000

     The  enclosed  proxy  is  solicited  by  the  Board  of  Directors  of  IBS
Interactive, Inc. ("we," "us," "our," "IBS Interactive" or the "Company") in connection with the 2000 Annual Meeting of Stockholders to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, New Jersey on Friday, June 9, 2000, at 10:00 a.m., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies in favor of (i) the election of the eight director nominees listed below to serve until the next Annual Meeting of Stockholders, (ii) approval of our 2000 Stock Option Plan and (iii) ratification of the selection of BDO Seidman, LLP as our independent accountants for the fiscal year ending December 31, 2000. The record date with respect to this solicitation was the close of business on April 17, 2000, and only stockholders of record at that time will be entitled to notice of and to vote at the meeting.

     Our principal executive office is located at 2 Ridgedale Avenue, Suite 350, Cedar Knolls, NJ 07927, and our telephone number is (973) 285-2600. The shares represented by all validly executed proxies received in time to be taken to the meeting, and not previously revoked, will be voted at the meeting. Each proxy may be revoked by the stockholder at any time prior to its being voted by filing with us a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holder will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute a revocation of a previously granted proxy. This proxy statement and the accompanying proxy are being mailed to you beginning on or about April 28, 2000.

     The number of outstanding shares entitled to vote at the meeting is 6,205,849 common shares, par value $.01 per share, each of which is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting.

     Directors will be elected by a plurality of votes cast at the Annual Meeting. All other matters that properly come before the Annual Meeting must be approved by a majority of the votes present at the Annual Meeting. Votes shall be counted by one or more employees of Continental Stock Transfer and Trust Company (our "Transfer Agent") who shall serve as the inspectors of election. The inspectors of election will canvas the stockholders present in person at the meeting, count their votes and count the votes represented by proxies presented. With respect to approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are only considered present at the meeting for the particular proposals voted by brokers but not for particular proposals for which the broker withheld authority to vote. Broker non-votes occur when a broker nominee (that has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

                        PROPOSAL 1- ELECTION OF DIRECTORS

     The eight persons named below, who are currently members of our Board of Directors, have been nominated for reelection to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

     Unless stated to be voted otherwise, each proxy will be voted for the election of the nominees named below. All of the nominees have consented to serve as directors if elected. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxies may be voted for any other person who shall be nominated by the present Board of Directors to fill the vacancy.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SLATE OF NOMINEES NAMED BELOW.

     NICHOLAS R. LOGLISCI, JR., 38. Mr. Loglisci, a founder of the Company, has served as our Chairman of the Board, Chief Executive Officer and President and as a director since the Company's inception in February 1995. Prior to founding the Company, Mr. Loglisci gained corporate experience in a variety of sales, marketing and management positions while working for Motorola Inc. and the Allen Telecom Group. Prior to his corporate experience, Mr. Loglisci served as an officer in the U.S. Army from May 1985 to July 1990. Mr. Loglisci is a graduate of both the U.S. Army's Airborne and Ranger schools. Mr. Loglisci holds a BS degree in Engineering from the United States Military Academy and an MBA degree from New York University's Stern School of Business.

     ROY E. CRIPPEN, III, 41. Mr. Crippen has served as our Chief Operating Officer and a director of the Company since March 2000. Prior to joining the Company, he was Chief Executive Officer of digital fusion, inc., a company that IBS Interactive acquired in March 2000. Before digital fusion, Mr. Crippen was one of the original founders of PowerCerv Technologies Corporation ("PowerCerv"), an Enterprise Resource Planning ("ERP") software company he helped take public in 1996. During his time with PowerCerv, Mr. Crippen held several key positions including Executive Vice President, Chief Technology Officer, and Vice Chairman. In 1996, Mr. Crippen was co-recipient of the Florida Entrepreneur of the Year award in the technology division. Mr. Crippen was Florida Regional Manager for Spectrum Associates, an application development and consulting company before joining PowerCerv. Mr. Crippen holds a degree in computer engineering from the University of South Florida.

     FRANK R. ALTIERI, JR., 33. Mr. Altieri has served as our Chief Information Officer and a director since joining the Company in April 1996. From 1993 to 1996, Mr. Altieri was the President of Interactive Networks, Inc., an Internet service provider that was acquired by IBS Interactive in April 1996. From 1989 to 1993, Mr. Altieri served as the Management Information Systems Director for Nutronic Circuit Co., Inc.

     SUSAN  HOLLOWAY  TORRICELLI,  53. Ms.  Torricelli  became a director of the
Company in May 1998. Since 1988, Ms. Torricelli has been the President of the Susan Torricelli Company, a consulting firm providing development and financial management, governmental affairs, media relations and special event consulting services. Ms. Torricelli holds a BA degree in English and Spanish from the University of Oklahoma.

     BARRETT N. WISSMAN, 37. Mr. Wissman became a director of the Company in May 1998. Mr. Wissman presently serves as President of eVentures Group, Inc., a publicly traded Internet venture capital holding company that he founded. In addition, Mr. Wissman also serves as a Managing Director of HW Capital, an investment management firm. From 1987 to December 1992, Mr. Wissman served as Chief Executive Officer of Athena Products Corporation, an international manufacturer of chemicals and household consumer products. Mr. Wissman holds a BS degree in Economics and Political Science from Yale University, cum laude, and an MA degree from Southern Methodist University.

     DAVID FAEDER, 44. Mr. Faeder became a director of the Company in June 1998. Since 1997, Mr. Faeder has served as President, Chief Financial Officer and a director of Sunrise Assisted Living, Inc. He joined Sunrise in 1993 as its Chief Financial Officer. Prior to joining Sunrise, Mr. Faeder served in the investment banking groups at Morgan Stanley and First Boston. In his ten years on Wall Street, he advised on more than $9 billion of sales and financings. Mr. Faeder began his career at Ernst & Young as a certified public accountant. Mr. Faeder holds a BA degree in Business Administration from Old Dominion University and an MBA degree with honors from the Darden School at the University of Virginia.

     BRUCE E. FIKE, 56. Mr. Fike became a director of the Company in April 2000. Since 1991, Mr. Fike has served as Chairman of Aldenshire Ltd., an investment corporation. Mr. Fike serves on the Investment Board and as Senior Advisor to the Chairman of Greystone Capital Group, LLC, a private equity firm, and is a director of InSITE Services, LLC and Peachtree Franchise Finance, LLC. Mr. Fike is a director of the Center for Puppetry Arts, a not-for-profit organization. He holds a BS degree in Mathematics and Management Science at the University of Akron and studied corporate law at the University of Tennessee College of Law.

     AHMED AL-KHALED, 35. Mr. Al-Khaled became a director of the Company in April 2000. Mr. Al-Khaled is the Chief Operating Officer of TeKBanC.com Limited. He also serves on the board of directors of incuVest LLC, a U.S.-based creator and operator of leading-edge technology companies, Brask Management, a U.K.-based sports management firm, and Tech Pacific, a Hong Kong-based technology services Company. Mr. Al-Khaled holds a BA degree from California State University.


               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.

     Our Board of Directors met five times during the fiscal year that ended on December 31, 1999. Each Director listed above who was then serving attended all of the meetings of the Board of Directors and the meetings of the Committees of the Board of Directors of which he or she was a member, except for Mr. Faeder and Mr. Wissman who attended fewer than 75% of the total number of meetings of the Board of Directors and Mr. Wissman who attended fewer than 75% of the Audit Committee meetings.

     We have an Executive Committee consisting of Messrs. Crippen, Al-Khaled, and Wissman. The Executive Committee was formed in April 2000. The primary function of the Executive Committee is to review the Company's operations on an ongoing basis, discuss ways to increase shareholder value, and make recommendations to the Board of Directors concerning the management of the Company.

     We have an Audit Committee consisting of Ms. Torricelli and Mr. Wissman. Ms. Torricelli and Mr. Wissman are both independent directors of the Company. The Audit Committee reviews our financial reporting and internal controls and meets with appropriate financial personnel, as well as our independent accountants, in connection with these reviews. The Audit Committee also recommends to the Board the accounting firm that is to be presented to the stockholders for ratification as independent accountants to audit our corporate accounts for the fiscal year. The Audit Committee met in March 2000 with representatives of BDO Seidman, LLP to review the scope and results of their audit of the Company's 1999 financial statements. At that meeting, the Audit Committee voted to recommend the continuation of BDO Seidman, LLP as our accountants.

     We also have a Compensation Committee consisting of Messrs. Altieri and Faeder. Patricia Duff, who resigned as a Director of the Company effective April 3, 2000, was a member of the Compensation Committee throughout 1999. Subject to existing contractual obligations, the Compensation Committee is responsible for setting and administering the policies that govern executive compensation and the granting of employee stock options. The Compensation Committee met four times in 1999.

     We do not have a nominating committee or other committees.

                   OTHER EXECUTIVE OFFICERS OF IBS INTERACTIVE

     BRIAN W. SEIDMAN, ESQ., 37. Mr. Seidman, a founder of the Company, has served as our General Counsel and Secretary since inception, and was a director from inception to February 1998. From February 1994 to present, Mr. Seidman has also been of counsel to the law firm of Seidman, Silverman and Seidman. From March 1993 to January 1994, Mr. Seidman served as counsel to the New York State Senate Transportation Committee. During 1992, Mr. Seidman served as a legislative assistant to U.S. Representative Ron Wyden and also served as counsel to the U.S. House of Representatives Small Business Committee Subcommittee on Regulation, Business, Opportunity and Technology. From November 1989 to December 1991, Mr. Seidman was associated with the law firm of Cahill, Gordon and Reindel, and from October 1988 to November 1989, Mr. Seidman was associated with the law firm of Cadwalader, Wickersham and Taft. Mr. Seidman holds a BA degree in Political Science from Colgate University, summa cum laude, and a JD degree from the Harvard Law School.

     JEFFREY E. BRENNER, 52. Mr. Brenner has served as our Chief Administrative Officer since March 2000. From May 1999 to March 2000, Mr. Brenner served as our Chief Operating Officer. Prior to that, he served as Chief Financial Officer of the Company from April 1998 to May 1999. From January 1985 to March 1998, Mr. Brenner served as a Senior Vice President and as Chief Financial Officer of Database America Companies, Inc., a corporation providing direct marketing, information and computer services. Prior to joining Database America Companies, Inc., Mr. Brenner served as Director of Financial Administration from 1981 to 1985 and as Controller from 1974 to 1980 of Automatic Data Processing (ADP). Mr. Brenner holds a BBA degree in Finance and Marketing from George Washington University.

     HOWARD B.  JOHNSON,  40.  Mr.  Johnson  has  served as our Chief  Financial
Officer since May 1999. Prior to joining the Company, he was Chief Executive Officer of MedWorks Corporation, a medical device company he founded in 1995. From 1993 to 1995 he was President of HJ Technologies, Inc., a venture capital company focused on making investments in startup and early stage companies. From 1983 to 1993 he held several positions of increasing responsibility in investment banking with PaineWebber Group, Inc. He holds a BA degree from Harvard College and an MBA degree from Harvard Business School.

     SEAN D. MANN, 32. Mr. Mann has served as our Executive Vice President-Business Development since March 2000. Prior to joining us, he was a founder of digital fusion, inc., a company that IBS Interactive acquired in March 2000. Prior to digital fusion, Mr. Mann handled mergers and acquisitions, investment banking and other responsibilities for Accustaff Incorporated (now Modis Professional Services, Inc.) Before joining Accustaff, Mr. Mann worked for Coopers & Lybrand. Mr. Mann holds a BS degree in accounting from the University of Florida and a Master's degree in taxation from the University of North Florida.

                              CERTAIN TRANSACTIONS

     In September and October 1999, Mr. Stephen Loglisci, the brother of Nicholas R. Loglisci, Jr., the President, Chief Executive Officer and Chairman of the Company, purchased $300,000 in convertible debentures issued by the Company (the "1999 Convertible Debentures"). The 1999 Convertible Debentures paid an interest rate of 12% per year and were convertible into a subsequent equity offering by the Company with proceeds of at least $3 million. The 1999 Convertible Debentures were converted in December 1999 in connection with a $4.8 million private placement of units consisting of common stock and warrants offered by the Company (including $600,000 of proceeds from the conversion of the 1999 Convertible Debentures). In connection with the conversion, Mr. Stephen Loglisci received three units consisting of an aggregate 30,000 shares of common stock and warrants to purchase 7,500 shares of common stock at $12.50 per share. In addition, Mr. Stephen Loglisci received warrants to purchase an additional 6,840 shares at $12.50 per share.

     In April 2000, TeKBanC.com Limited ("TeKBanC.com") purchased $5 million in equity securities issued by the Company in 45.45 units consisting of 454,545 shares of common stock at a price of $11.00 per share and three-year warrants to purchase 113,636 shares of common stock at $13.75 per share. Ahmed Al-Khaled, Chief Operating Officer of TeKBanC.com, joined the Board of Directors of the Company in April 2000 and received three-year warrants to purchase 60,000 shares of common stock at $13.75 per share. Mr. Al-Khaled was named to the Executive Committee of the Board of Directors of the Company in April 2000. TeKBanC.com has the right to purchase an additional 45.45 units consisting of 454,545 shares of common stock at a price of $11.00 per share and three-year warrants to purchase 113,636 shares of common stock at an exercise price of $13.75 per share. TeKBanC.com's right to purchase these shares and warrants expires on August 1, 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation paid to IBS Interactive's Chief Executive Officer and its other most highly compensated executive officers for the three years ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE


                                                     ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                                     -------------------                     ----------------------
                                                                            OTHER                           SECURITIES
                                                                            ANNUAL           RESTRICTED     UNDERLYING
NAME AND PRINCIPAL POSITION      YEAR        SALARY          BONUS      COMPENSATION(1)     STOCK AWARDS      OPTIONS
---------------------------      ----        ------          -----      ---------------     ------------      -------

Nicholas R. Loglisci, Jr.        1999       $115,000        $15,000          $7,200               $0            5,000
 President & Chief               1998        $75,133             $0          $5,200               $0                0
 Executive Officer............   1997        $53,000        $15,000          $3,600               $0                0


Clark D. Frederick               1999       $115,000        $15,000          $4,800               $0            5,000
 Chief Technical Officer         1998        $75,133             $0          $4,800               $0                0
(2)...........................   1997        $53,000        $15,000          $3,600               $0                0


                                 1999       $115,000        $15,000          $4,800               $0            5,000
Frank R. Altieri, Jr.            1998        $75,133             $0          $4,800               $0                0
 Chief Information Officer....   1997        $53,000        $15,000          $3,600               $0                0

Howard B. Johnson
 Chief Financial Officer (3).    1999        $71,875             $0         $18,200               $0          150,000

Jeffrey E. Brenner               1999       $137,500             $0          $5,700         $195,300(6)        15,000
 Chief Operating Officer (4)..   1998       $106,618(5)          $0          $2,400         $120,000(6)        40,000




(1) Represents payment of automobile allowance and, in the case of Mr. Johnson, reimbursement of $15,000 in relocation expenses.
(2) Mr. Frederick resigned as Chief Technical Officer on February 1, 2000, and as a Director of the Company effective April 12, 2000.
(3)  Mr. Johnson's employment with IBS Interactive commenced on May 7, 1999.
(4)  Mr. Brenner's employment with IBS Interactive commenced on April 18, 1998.
(5) The 1998 and 1999 compensation for Mr. Brenner was accrued and reflected on IBS Interactive's financial statements. Mr. Brenner elected to defer such compensation.
(6) Pursuant to his original employment agreement with us, Mr. Brenner was granted a restricted stock award on April 30, 1998 of 20,000 shares of IBS Interactive common stock valued at a price of $5.70 per share. The 20,000 shares will vest over a four-year period at the rate of 25% on each anniversary of the date of grant. On March 10, 1999, Mr. Brenner was granted a restricted stock award by the Board of Directors of 12,500 shares of our common stock valued at a price of $15.625 per share. The 12,500 shares will vest over a three-year period at the rate of 33.3% on each anniversary of the date of grant. As of December 31, 1999, the value of the restricted stock awards was $227,500. This calculation is based on the fair market value of our common stock on December 31, 1999. Dividends may be paid on that portion of the restricted stock award that has vested and been issued.

         The following table summarizes options granted during the year ended December 31, 1999, to the executive officers named in the Summary Compensation Table above.

                        Option Grants In Last Fiscal Year
                               (Individual Grants)


                            NUMBER OF SECURITIES   PERCENT OF TOTAL OPTIONS      EXERCISE
                             UNDERLYING OPTIONS    GRANTED TO EMPLOYEES IN      PRICE PER
NAME                             GRANTED (1)            FISCAL YEAR (2)           SHARE        EXPIRATION DATE
----                             -----------            ---------------           -----        ---------------

                                    2,858                                        $17.1875         March 10, 2009
Nicholas R. Loglisci, Jr.           2,142                      1.8%               $22.00            June 4, 2009
                                    2,858                                        $17.1875         March 10, 2009
Clark D. Frederick.......           2,142                      1.8%               $22.00            June 4, 2009
                                    2,858                                        $17.1875         March 10, 2009
Frank R. Altieri, Jr.....           2,142                      1.8%               $22.00            June 4, 2009

Howard B. Johnson........         150,000                     52.3%               $21.75            June 4, 2009
                                    8,568                                         $16.00          March 10, 2009
Jeffrey E. Brenner.......           6,432                      5.3%               $22.00            June 4, 2009



(1) These options have been granted pursuant to our 1998 and 1999 Stock Option Plans. The options granted to Messrs. Loglisci, Frederick and Altieri to each purchase an aggregate of 5,000 shares of common stock vest one year from the date of grant. The options to purchase an aggregate of 15,000 shares of common stock granted to Mr. Brenner vest over three-year periods at the rate of 33.3% on each anniversary of the date of grant. The option to purchase 150,000 shares of common stock granted to Mr. Johnson vests over a three-year period at the rate of 33.3% per year on each anniversary of the date of grant.

(2) During the year ended December 31, 1999, IBS Interactive granted employees options to purchase 281,880 shares of common stock under our 1998 and 1999 Stock Option Plans.

                   Aggregated Option Exercises in Fiscal 1999
                     and Fiscal 1999 Year-End Option Values

     The following table shows the number of shares underlying both exercisable and unexercisable stock options held by the executive officers named in the Summary Compensation Table as of the year ended December 31, 1999, and the values for exercisable and unexercisable options. No options were exercised during the year ended December 31, 1999 by these executive officers.


                                 NUMBER OF SECURITIES UNDERLYING              VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS                    IN-THE-MONEY OPTIONS
                                      AT DECEMBER 31, 1999                   AT DECEMBER 31, 1999 (1)
                                 -------------------------------        ---------------------------------
NAME                             EXERCISABLE       UNEXERCISABLE        EXERCISABLE         UNEXERCISABLE
----                             -----------       -------------        -----------         -------------

Nicholas R. Loglisci, Jr...           0                5,000                 $0                  $0

Clark D. Frederick.........           0                5,000                 $0                  $0

Frank R. Altieri, Jr.......           0                5,000                 $0                  $0

Howard B. Johnson..........           0               150,000                $0                  $0

Jeffrey E. Brenner.........         10,000             45,000             $46,250             $138,750


(1) Options are in-the-money if the market value per share of the shares underlying the options is greater than the option exercise price. This calculation is based on the fair market value at December 31, 1999 of $10.625 per share, less the exercise price.

                            COMPENSATION OF DIRECTORS

     Directors  who  are  officers  or  employees  of  the  Company  receive  no additional compensation for service as members of the Board of Directors or committees thereof. Directors are reimbursed for their reasonable expenses in connection with attendance at meetings of the Board of Directors. All directors who are not employees (the "Eligible Directors") may participate (as directors) in our 1998 and 1999 Stock Option Plans and, if approved by the stockholders, the 2000 Stock Option Plan. Upon the initial election of an Eligible Director, such director is granted an option to purchase 10,000 shares of common stock (the "Initial Options"). The Initial Options become exercisable in full on the first anniversary of the date of grant if such person is then serving as a director. In addition, immediately after each Annual Meeting of Stockholders, each Eligible Director reelected will receive an option to purchase 3,000 additional shares of common stock (the "Annual Options"). The Initial Options and Annual Options have a term of ten years and an exercise price payable in cash or shares of common stock. The exercise price of Initial Options and Annual Options will be equal to the fair market value of our common stock on the date of grant. Eligible Directors will receive such additional compensation for their service as the Board of Directors may determine from time to time.

     The exercise price for the Initial Options granted to Ms. Torricelli and Mr. Wissman was $6.00. The exercise price for the Initial Options granted to Mr. Faeder was $8.13 and to Ms. Patricia Duff was $5.88. Ms. Duff was a Director in 1999 and resigned effective April 3, 2000. The exercise price of the Annual Options granted on June 4, 1999 to Ms. Torricelli, Ms. Duff and Messrs. Wissman and Faeder was $21.625. In addition, on May 6, 1999, Mr. Faeder was granted an option to purchase 5,000 shares of Common Stock at an exercise price per share of $21.63.

     In May 1999, we purchased an aggregate of $3,000,000 of directors and officers liability insurance for indemnification of all of our directors and officers at a cost of approximately $59,000.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-OF-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     In May 1999, we entered into four-year employment agreements with each of Messrs. Loglisci, Frederick, Altieri and Brenner, pursuant to which Mr. Loglisci is employed as our President and Chief Executive Officer, Mr. Frederick was employed as our Chief Technical Officer, Mr. Altieri is employed as our Chief Information Officer, and Mr. Brenner is employed as our Chief Operating Officer. Pursuant to the employment agreements, Messrs. Loglisci and Altieri are, and Mr. Frederick was, each entitled to compensation consisting of an annual base salary in the amount of $115,000, and Mr. Brenner is entitled to compensation consisting of an annual base salary of $137,500. In addition, each executive is entitled to a base salary increase of 10% per year, a bonus based on the achievement of certain performance criteria, including our profitability, and a monthly automobile allowance. In connection with their employment agreements, Messrs. Loglisci, Frederick and Altieri were each granted an option to purchase 2,142 shares of common stock at exercise price equal to $17.1875, and Mr. Brenner was granted an option to purchase 6,432 shares of common stock at an exercise price of $16.00. In the event that we terminate Messrs. Loglisci,

Frederick, Altieri or Brenner, respectively, without cause, we will be required to pay to each of them his annual base salary for a period of two years after termination and options and restricted stock then held by such executive will automatically vest. Each executive is also subject to certain non-competition, confidentiality and non-disclosure of invention obligations pursuant to each employment agreement. Effective February 1, 2000, Mr. Frederick resigned as
Chief Technical Officer and his employment agreement was terminated by the mutual agreement of us and Mr. Frederick.

     In May 1999, we also entered into a three-year employment agreement with Mr. Johnson pursuant to which Mr. Johnson is employed as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Johnson is entitled to compensation consisting of an initial annual base salary in the amount of $115,000. In addition, Mr. Johnson is entitled to a base salary increase of 10% per year, a bonus based on the achievement of certain performance criteria, including our profitability, and a monthly automobile allowance. On the date Mr. Johnson entered into the employment agreement, we granted to Mr. Johnson options to purchase 150,000 shares of common stock at an exercise price equal to $21.75 per share. In the event Mr. Johnson's employment is terminated for any reason, Mr. Johnson will be entitled to receive compensation accrued and unpaid as of the date of termination. In the event that we terminate Mr. Johnson without cause, we will be required to pay Mr. Johnson his annual base salary for a period of one year after termination and options and restricted stock then held by Mr. Johnson will automatically vest. Mr. Johnson is also subject to certain non-competition, confidentiality and non-disclosure of invention obligations pursuant to his employment agreement.

     Each of the employment agreements entered into between us and Messrs. Loglisci, Frederick, Altieri, Brenner and Johnson contains a change of control provision. In each employment agreement, a change of control (hereinafter, an "Employment Agreement Change of Control") is defined as either (1) a transaction that results in a person other than Messrs. Loglisci, Frederick or Altieri (or any person or entity related to or controlled by them) becoming the owner of more than 50% of the total aggregate voting power of our outstanding voting stock; or (2) a period of two consecutive years, during which individuals who at the beginning of such period constituted our Board of Directors (together with any new directors whose election by stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority of the directors then in office unless such majority of the directors then in office has been elected or nominated for election by Messrs. Loglisci, Frederick or Altieri (or any person or entity related to or controlled by them).

     The employment agreements of Messrs. Loglisci, Frederick, Altieri and Brenner provide that if, upon an Employment Agreement Change of Control, or at any time within one year thereafter, the executive is no longer employed by us for any reason other than for cause or the executive's death, disability or legal incapacity, the executive shall be entitled to receive a lump sum payment equal to two times the amount of his annual base salary then in effect plus any other amounts to which he is entitled under our employee compensation plans and policies as of the date of termination.

     The employment agreement of Mr. Johnson provides that if, upon an Employment Agreement Change of Control, or at any time within one year thereafter, he is no longer employed by us for any reason other than for cause or the his death, disability or legal incapacity, the he shall be entitled to receive a lump sum payment equal to the amount of his annual base salary then in effect plus any other amounts to which he is entitled under our employee compensation plans and policies as of the date of termination.

1998 AND 1999 STOCK OPTION PLANS

     Effective as of March 10, 1998, we adopted the 1998 IBS Interactive, Inc. Stock Option Plan (the "1998 Stock Option Plan") and effective as of May 7, 1999 we adopted the 1999 IBS Interactive, Inc. Stock Option Plan (the "1999 Stock Option Plan"). Stock options granted under the 1998 Stock Option Plan and the 1999 Stock Option Plan become exercisable in certain situations, including termination of employment without cause, within three months after a change of control as defined in each of the 1998 Stock Option Plan and 1999 Stock Option Plan (a "Stock Option Change of Control").

A Stock Option Change of Control is deemed to occur if any of the following events occur:

                  (i) Any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of IBS Interactive's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board of Directors of IBS Interactive; or (b) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of IBS Interactive, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board for the election of directors, for any merger or consolidation of IBS Interactive or for any other matter or question.

                  (ii) During any period of 24 consecutive months, Present Directors and/or New Directors (each as defined in the 1998 or 1999 Stock Option Plan) cease for any reason to constitute a majority of the Board.

                  (iii) Consummation of (a) any consolidation or merger of IBS Interactive occurs in which IBS Interactive is not the continuing or surviving corporation or pursuant to which shares of our stock would be converted into cash, securities or other property, other than a merger of IBS Interactive in which the holders of IBS Interactive's stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger; or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of IBS Interactive occurs.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 17, 2000 by: (i) each person or entity who is known by IBS Interactive to own beneficially 5% or more of the outstanding shares of common stock, (ii) each of the executive officers named in the Summary Compensation Table above, (iii) each director, and (iv) all of our executive officers and directors as a group.


                                                                          AMOUNT AND NATURE
                                                                            OF BENEFICIAL     PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                     OWNERSHIP (2)         CLASS
---------------------------------------                                     -------------         -----
Nicholas R. Loglisci, Jr.(3)  ..........................................       379,435             6.1%
Frank R. Altieri, Jr.(4)................................................       378,435             6.1%
Roy Crippen III(5)......................................................       446,271             7.1%
Sean Mann(6)............................................................       315,888             5.1%
Brian W. Seidman(7).....................................................        94,503             1.5%
Howard B. Johnson.......................................................        50,000                *
Jeffrey E. Brenner(8)...................................................        39,167                *
Susan Holloway Torricelli(9)............................................        18,000                *
Barrett N. Wissman(10)..................................................        35,218                *
David Faeder(11)........................................................        28,000                *
Bruce Fike(12)..........................................................             0                *
Ahmed Al-Khaled(13).....................................................        60,000             1.0%
Clark and Carla Frederick(14)(15).......................................       388,935             6.3%
TeKBanC.com Limited(16).................................................     1,136,362            16.5%
All executive officers and directors as a group (12 persons)............     1,844,917            28.5%


-----------

* Indicates beneficial ownership of less than one percent of the total outstanding common stock.
(1) Unless otherwise indicated, the address of each beneficial owner is 2 Ridgedale Avenue, Suite 350, Cedar Knolls, New Jersey 07927.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or are exercisable within 60 days of April 17, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, the stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.
(3) Includes 2,858 shares of common stock Mr. Loglisci has the right to acquire through the grant of stock options.
(4) Includes 2,858 shares of common stock Mr. Altieri has the right to acquire through the grant of stock options.
(5) Includes 40,625 shares of common stock Mr. Crippen has the right to acquire through the grant of stock options.
(6) Includes 28,437 shares of common stock Mr. Mann has the right to acquire through the grant of stock options.
(7) Consists of 92,853 shares of common stock owned of record by Sycamore Equities, Inc., and 1,650 shares of common stock Mr. Seidman has the right to acquire through the grant of stock options. Mr. Seidman is the President and sole shareholder of Sycamore Equities, Inc. The address of each of Sycamore Equities, Inc. and Mr. Seidman is 600 Third Avenue, New York, New York 10016.
(8) Includes 27,144 shares of common stock that Mr. Brenner has the right to acquire pursuant to his employment agreement, through grants of stock options and through restricted stock awards.
(9) Includes 10,000 shares of common stock that Ms. Torricelli has the right to acquire through a grant of stock options.
(10) Mr. Wissman's address is 1601 Elm Street, Suite 4000, Dallas, Texas 75201.
(11) Includes 18,000 shares of common stock Mr. Faeder has the right to acquire through grants of stock options.
(12) Mr. Fike became a Director of the Company effective April 3, 2000.
(13) Includes 60,000 shares of common stock Mr. Al-Khaled has the right to acquire through a grant of stock options. Mr. Al-Khaled's address is P.O. Box 2921, Safat 13030, Kuwait.
(14) Includes 15,000 shares of common stock Mr. Frederick has the right to acquire through the grant of stock options. Mr. Frederick's address is 8 Warwick Road, Morris Township, New Jersey 07960.

(15) Mr. Frederick and Carla Frederick own 373,935 of these shares as joint tenants. Mr. Frederick resigned as Chief Technical Officer of the Company effective February 1, 2000 and as a Director of the Company effective April 5, 2000.
(16) The address of TeKBanC.com is Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands. Includes 113,636 shares of common stock TeKBanC.com has the right to acquire through the exercise of warrants. Also includes the right to purchase 454,545 additional shares of common stock at a price of $11.00 per share and additional three-year warrants to purchase 113,636 shares of common stock at an exercise price of $13.75 per share. TeKBanC.com's right to purchase these shares and warrants expires on August 1, 2000.

                 PROPOSAL 2 - APPROVAL OF 2000 STOCK OPTION PLAN

     Being submitted to the stockholders for approval at the 2000 Annual Meeting is the 2000 IBS Interactive, Inc. Stock Option Plan (the "2000 Stock Option Plan"), an incentive and non-qualified stock option plan which authorizes the issuance of up to 700,000 shares of our common stock. The 2000 Stock Option Plan was approved by the Board of Directors subject to stockholder approval. If the 2000 Stock Option Plan is approved, the 700,000 shares of common stock being authorized will be used to grant non-qualified stock options to our employees, directors, officers and consultants and incentive stock options to our employees.

     With respect to incentive stock options, the 2000 Stock Option Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of our common stock on the date of grant (110% in the case of stockholders who, at the time the option is granted, own more than 10% of the outstanding common stock), and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant (or the fifth anniversary of the date of grant in the case of 10% stockholders). Pursuant to the provisions of the 2000 Stock Option Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

     With respect to non-qualified stock options, the 2000 Stock Option Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of our common stock on the date such option is granted and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such option.

     The Board of Directors believes that the Company and its stockholders have benefited from the grant of stock options in the past and that similar benefits will result from the adoption of the 2000 Stock Option Plan. It is believed that stock options play an important role in providing eligible employees with an incentive and inducement to contribute fully to our Company's and our subsidiaries' further growth and development because of the opportunity to acquire a proprietary interest in the Company on an attractive basis. Our current policy is to grant every full-time employee an option to purchase a minimum of 250 shares of common stock.

     Options granted under the 2000 Stock Option Plan terminate on the date the optionee's relationship with us is terminated except if termination is by reason of death or disability. In such event, the option remains exercisable for three months after the optionee's death or termination of employment by reason of disability (twelve months in the case if incentive stock options). If an optionee's employment or service is terminated within three months following a

Stock Option Change of Control, then the options will remain exercisable for three months after the optionee's termination.

     The Board of Directors has a limited right to modify or amend the 2000 Stock Option Plan, which does not include the right to increase the number of shares available for the grant of options.

     During the term of the 2000 Stock Option Plan, our eligible employees will receive, for no consideration prior to exercise, the opportunity to profit from any rise in the market value of our common stock. This will dilute the equity interest of our other stockholders. The grant and exercise of the options also may affect our ability to obtain additional capital during the term of any options.

     The 2000 Stock Option Plan will be administered by the Compensation Committee appointed by the Board of Directors. The Compensation Committee is comprised of Messrs. Altieri and Faeder. The description of the proposed 2000 Stock Option Plan set forth above is a summary of various provisions of the 2000 Stock Option Plan and is not a complete description of the plan.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the federal income tax treatment of the stock options which may be granted under the 2000 Stock Option Plan based upon the current provisions of the Internal Revenue Code. This summary does not purport to be a complete and detailed description of all possible tax consequences to the recipient of a stock option. It describes the federal tax consequences in effect as of the date of this Proxy Statement. Each holder of a stock option is advised to consult his or her tax advisor because tax consequences may vary depending on the individual circumstances of the holder.

     An option holder who exercises a non-qualified stock option will recognize taxable compensation at the date of exercise with respect to the difference between the fair market value of the option shares at exercise and the exercise price paid to purchase such shares. IBS Interactive is entitled to a corresponding deduction for such compensation. At such time as the option stock is sold, the option holder will recognize either short-term or long-term capital gain income (depending upon the length of time such stock has been held) with respect to the excess of the stock sale price over the exercise price paid to purchase such shares.

     An option holder who exercises an incentive stock option will not realize any regular taxable income. At the date of exercise, the option holder may, depending on his or her personal tax situation, be subject to Alternative Minimum tax ("AMT") because the difference between the fair market value of the shares at exercise and the exercise price represents an AMT preference item.

     The tax consequences of a disposition of an incentive stock option depends upon the length of time the stock has been held by the employee. If the employee holds the option stock for at least two years after the option is granted and one year after the exercise of the option, any gain realized on the sale is long-term capital gain. In order to receive long-term capital gain treatment, the employee must remain in our employ from the time the option is granted until three months before its exercise (twelve months in the event of termination due to disability of the employee). We will not be entitled to a deduction in this instance.

     If the incentive option stock is not held for the requisite holding period described above, a "disqualifying disposition" will occur. A disqualifying disposition results in the employee recognizing ordinary compensation income to the extent of the lesser of: (1) the fair market value of the option stock on the date of exercise less the exercise price ("the spread") or (2) the amount realized on disposition of the option stock less the exercise price. If the amount realized on the disposition is greater than the fair market value of the stock on the date the stock option was exercised, such excess will be treated as a capital gain, which will be a long-term capital gain if the stock was held for the appropriate holding period (currently more than one year). We will be entitled to a deduction at this time for such ordinary compensation income. The option holder's basis in such shares will be the fair market value on the date of exercise.

STOCKHOLDER APPROVAL

     The 2000 Stock Option Plan requires stockholder approval by an affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2000 STOCK OPTION PLAN.

             PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     We have appointed BDO Seidman, LLP as IBS Interactive's independent accountants for the fiscal year ending December 31, 2000. BDO Seidman, LLP has served as our accountants since 1998. Services provided to us by BDO Seidman, LLP with respect to our fiscal year 1999 included the audit of our consolidated financial statements, limited reviews of quarterly reports, services related to filings with the Securities and Exchange Commission and consultations on various tax matters. Representatives of BDO Seidman, LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the election of BDO Seidman, LLP as our independent accountants for the fiscal year 2000 will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy and entitled to vote at the Annual Meeting. In the event stockholders do not ratify the selection of BDO Seidman, LLP as our independent accountants for fiscal year 2000, such selection will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF BDO SEIDMAN, LLP AS IBS INTERACTIVE'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2000.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not know of any matters other than those described above to be presented at the meeting. If any other matters do come before the meeting, the persons named in the proxy will exercise their discretion in voting thereon.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons owning more than 10% of our common stock to file reports of ownership and reports of changes of ownership with the Securities and Exchange Commission. These reporting persons are required to furnish us with copies of all Section 16(a) forms that they file. Based solely upon a review of copies of these filings received, we believe that all filing requirements were complied with during the fiscal year ended December 31, 1999, except for one transaction on Form 4 that was filed late by Mr. Brenner.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Any proposal of a stockholder intended to be presented at our 2001 Annual Meeting of Stockholders, and to be included in our proxy statement relating to the 2001 Annual Meeting, must be received at our principal executive offices by December 31, 2000. In accordance with the advance notice provisions contained in our By-laws, our Secretary must receive notice of a stockholder's intent to propose any business at the 2001 Annual Meeting by December 31, 2000.

                                    EXPENSES

     We will bear all expenses in connection with the solicitation of proxies. Our officers and regular employees of may, without compensation other than their regular compensation, solicit proxies by personal interview, telephone or facsimile. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in forwarding proxies and proxy statements to the beneficial owners of our common stock.

                                  ANNUAL REPORT

     A copy of our Annual Report to Stockholders (which includes our annual report on Form 10-KSB) is being mailed with this Proxy Statement to each stockholder entitled to vote at the Annual Meeting. Stockholders not receiving a copy of the Annual Report may obtain one, without charge, by writing, calling or e-mailing Howard B. Johnson, Chief Financial Officer, IBS Interactive, Inc., 2 Ridgedale Avenue, Suite 350, Cedar Knolls, New Jersey 07927, telephone (973) 285-2600, e-mail address hjohnson@interactive.net.

By Order of the Board of Directors,


/s/ Brian W. Seidman

Brian W. Seidman, Esq.
Secretary

                                       ADOPTED AND EFFECTIVE AS OF _______, 2000







                  2000 IBS INTERACTIVE, INC. STOCK OPTION PLAN

                  2000 IBS INTERACTIVE, INC. STOCK OPTION PLAN

1.  PURPOSE.

     The purposes of the 2000 IBS Interactive, Inc. Stock Option Plan (the "Plan") are to advance the interests of IBS Interactive, Inc. ("IBS") and its stockholders by providing incentives and rewards to those individuals who are in a position to contribute to the long-term growth and profitability of IBS and any present or future subsidiaries and affiliates of IBS (collectively, the "Company"); to assist the Company in attracting, retaining and motivating highly qualified employees for the successful conduct of their business; and to make the Company's compensation program competitive with those of other similar employers.

2.  DEFINITIONS.

     2.1 "AWARD" means an award or grant made to a Participant under the Plan.

     2.2 "AWARD AGREEMENT" means the agreement provided in connection with an Award under the Plan.

     2.3 "AWARD DATE" means the date that an Award is made, as specified in the Award Agreement.

     2.4 "BOARD" means the Board of Directors of IBS.

     2.5 A "CHANGE IN CONTROL" shall be deemed to occur in the event that any of the following circumstances have occurred:

          (i) Any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (a) becomes the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of 50% or more of the combined voting power of IBS's then outstanding securities, otherwise than through a transaction or series of related transactions arranged by, or consummated with the prior approval of, the Board of Directors of IBS (hereinafter referred to as the "Board") or (b) acquires by proxy or otherwise the right to vote 50% or more of the then outstanding voting securities of IBS, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board for the election of directors, for any merger or consolidation of IBS or for any other matter or question.

          (ii) During any period of 24 consecutive months (not including any period prior to the adoption of this section), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who at the beginning of such consecutive 24 month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by IBS's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were Present Directors or New Directors.

          (iii) Consummation of (a) any consolidation or merger of IBS in which IBS is not the continuing or surviving corporation or pursuant to which shares of Stock would be converted into cash, securities or other property, other than a merger of IBS in which the holders of Stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of IBS; PROVIDE, THAT, the divestiture of less than substantially all of the assets of IBS in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control.

     For purposes of this Section 2.5, the rules of Section 318(a) of the Code and the regulations issued thereunder shall be used to determine stock ownership.

     2.6 "CODE" means the Internal Revenue Code of 1986, as now or hereafter amended.

     2.7 "COMMITTEE" means the members of the Board appointed by the Board to administer the Plan pursuant to Section 4, or if no such Committee is appointed, the full Board.

     2.8 "DISABILITY" means a Participant's inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of 12 months or longer. A Participant shall not be considered to be disabled hereunder unless the Participant furnishes proof of the existence thereof in such form and manner, and at such times, as the Committee may require.

     2.9 "EMPLOYEE" means all employees of the Company, including officers of the Company, as well as officers of the Company who are also directors of the Company.

     2.10 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     2.11 "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulation issued thereunder, means, as of any date, the mean of the high and low prices reported per share of Stock on the applicable date (i) as reported by the principal national securities exchange in the United States on which the Stock then traded or (ii) if not traded on any such national securities exchange, as quoted on the Nasdaq National Market or the Nasdaq SmallCap Market (collectively, the "Nasdaq Markets") (or, if the Stock has not been reported or quoted on such date, on the first day prior thereto on which the Stock was reported or traded). If the Stock is not readily tradable on a national securities exchange or a Nasdaq Market, its Fair Market Value shall be set in good faith by the Committee.

     2.12 "INCENTIVE STOCK OPTION" or "ISO" means any Stock Option granted pursuant to this Plan which is designated in an Award Agreement as such by the Committee and which complies with Section 422 of the Code.

     2.13 "NON-QUALIFIED STOCK OPTION" means any Stock Option granted pursuant to this Plan which is not an Incentive Stock Option.

     2.14 "OPTION PRICE" means the purchase price of one share of Stock under a Stock Option.

     2.15 "SETTLEMENT DATE" means, with respect to any Stock Option that has been exercised in whole or in part, the date or dates upon which shares of Stock are to be delivered to the Participant and the Option Price therefor paid.

     2.16 "STOCK" means the Common Stock, par value $.01 per share, of IBS.

     2.17 "STOCK OPTION" or "OPTION" means an Award that entitles a Participant to purchase a share of Stock.

3.   PARTICIPATION.

     The participants in the Plan  ("Participants")  shall be (a) all Employees,
(b) directors of the Company and (c) such other persons or entities which provide services to the Company which are selected to participate in the Plan by the Committee.

4.   ADMINISTRATION.

     The Plan shall be administered by the Committee. Except as otherwise provided herein, the Committee shall have full power to: (i) interpret the Plan;
(ii) determine who is eligible to be a Participant in the Plan; (iii) select Award recipients; (iv) set the terms and conditions of Awards; (v) establish administrative regulations to further the purpose of the Plan; and (vi) take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan. All decisions and acts of the Committee shall be final and binding upon all Participants.

5.   AWARDS.

     5.1 TYPES OF AWARDS. Awards are to be in the form of Stock Options.

     5.2 AWARD AGREEMENTS. All Awards shall be made pursuant to Award Agreements between the Participant and the Company. Award Agreements shall set forth the details, conditions and limitations for each Award, which may include the term of the Award, the provisions applicable in the event the Participant's employment or service to the Company terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. In addition, the Award Agreement may include provisions relating to control of the Company and future issuances by the Company of debt and equity securities, such as "drag along" rights, "tag along" rights, "lock up" or "holdback" provisions in connection with recapitalizations, reorganizations, acquisitions, divestitures, debt-financings, private placements of the Company's securities, public offerings of the Company's securities and "voting agreement" provisions which the Company deems necessary or appropriate in good faith. The Award Agreements shall be in such form as the Committee approves from time to time.

     5.3 MAXIMUM NUMBER OF SHARES AVAILABLE. The total number of shares of Stock optioned or granted under the Plan shall not exceed 700,000 shares. If an Award expires unexercised or is forfeited, surrendered, cancelled or settled in cash in lieu of Stock, shares of Stock previously set aside for such Awards shall be available for distribution in connection with future Awards.

     5.4 ADJUSTMENT IN THE EVENT OF RECAPITALIZATION, ETC. In the event of any change in the outstanding shares of IBS by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments in the number and kind of shares and prices per share applicable to Awards then outstanding and in the number and kind of shares which are available thereafter for Awards as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

6.   STOCK OPTIONS.

     6.1 GRANT OF AWARD. Stock Options may be awarded to any Participant, except that Incentive Stock Options may only be awarded to Participants who are also Employees. Except as otherwise provided below, Awards of Stock Options shall be subject to such terms and conditions as are established by the Committee and set forth in the Award Agreement. The Committee shall determine with respect to each Award of Stock Options and designate in the Award Agreement whether a Participant is to receive Incentive Stock Options or Non-Qualified Stock Options.

     6.2 OPTION PRICE. The exercise price of each share of Stock subject to a Stock Option shall be specified in the grant. Notwithstanding the foregoing, no Stock Option shall be awarded which has an exercise price less than the Fair Market Value of the Stock on the date of grant, if such grant date is subsequent to an initial public offering of Stock by the Company. Additionally, if the Participant to whom an ISO is granted owns, at the date of grant, more than ten percent (10%) of the combined voting power of the Company, the exercise price of the ISO subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

     6.3 VESTING AND EXERCISABILITY OF OPTIONS. A Stock Option by its terms shall not be exercisable after such period as determined by the Committee, PROVIDED, THAT, in no event shall a Stock Option be exercisable after the expiration of ten (10) years from the date such option is granted, except that an ISO granted to a Participant who, at the date of grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Participating Company shall by its terms not be exercisable after the expiration of more than five (5) years from the date such Option is granted.

         Subject to the preceding paragraph and except as otherwise provided herein, an Option shall be only exercisable by a Participant while the Participant is actively employed by or providing service to the Company, except:
(i) in the case of a Participant's death in which event an Option may be exercised by the executor or administrator of Participant's estate or Participant's distributee during the three (3) month period commencing on the date of Participant's death; (ii) during the three (3) month period commencing on the date of a Participant's Disability or termination of service or employment by the Company other than for cause; (iii) during the three (3) month period commencing on the date of the

Participant's termination of service or employment, by the Participant or the Company, after a Change in Control, unless such termination of employment is for cause; or (iv) if the Committee decides that it is in the best interest of the Company to permit individual exceptions. For purposes hereof, "cause" shall mean: (i) the disclosure or misuse of confidential information or trade secrets;
(ii) activities in violation of Company policies; (iii) the violation or breach of any material provision in any employment contract or agreement between a Participant and any Company; (iv) engaging in conduct relating to the Participant's service to or employment with the Company for which either criminal or civil penalties may be sought; and (v) engaging in activities which adversely affects or which are inimical, contrary or harmful to the interest of the Participating Company or its business operations. An Option may not be exercised pursuant to this paragraph after the expiration date of the Option. Notwithstanding the foregoing, an Incentive Stock Option may not be exercised more than 12 months after a Participant's employment terminates due to disability or three (3) months after such employment terminates for any other reason.

     6.4 EXERCISE OF OPTION. Subject to the terms and conditions hereof and the terms and conditions specified in the respective Award Agreement, an Option may be exercised with respect to part or all of the shares subject to the Option by giving written notice to the Company of the exercise of the Stock Option. The Option Price for the shares for which an Option is exercised shall be paid within ten business days after the date of exercise in cash, in whole shares of Stock, in a combination of cash and such shares of Stock, or in any other manner that the Committee may approve. The value of any share of Stock delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

     6.5 LIMITATION APPLICABLE TO ISOS. The aggregate Fair Market Value of all shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any one calendar year, under the Plan or any other stock option plan maintained by the Company, shall not exceed the amount set forth in section 422(d) of the Code (currently $100,000). The fair market value of such shares of Stock shall be the Fair Market Value on the date the related Stock Option is granted.

7.  SETTLEMENT OF AWARDS.

     At the Committee's discretion, Awards may be settled in cash, shares of Stock, or any combination thereof. The Committee may (i) require or permit Participants to defer the issuance or vesting of shares of Stock or the settlement of Awards in cash and (ii) provide that deferred settlements include the payment or crediting of interest on deferred amounts.

8.  GENERAL PROVISIONS.

     8.1 TRANSFERABILITY OF AWARDS. Awards under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution or, in the case of Non-Qualified Stock Options only, unless otherwise determined by the Committee.

     8.2 UNFUNDED PLAN. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

     8.3 NO RIGHT TO EMPLOYMENT OR SERVICE. Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment or agreement to provide services between a Participant and the Company.

     8.4 RIGHTS AS A STOCKHOLDER. Except as otherwise provided in any Award Agreement, a Participant shall have no rights as a stockholder of IBS until he or she becomes the holder of record of Stock.

     8.5 APPLICABLE LAW. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with applicable federal law and the laws of the state in which the Company is incorporated.

     8.6 SUCCESSORS AND ASSIGNS. The Plan and any Award Agreement shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of the Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

9.  AMENDMENT, SUSPENSION OR TERMINATION.

     The Board may amend, suspend or terminate the Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, but may not, without approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of stockholders of IBS, increase the total number of shares of Stock that may be optioned or granted under the Plan.

10.  TAX WITHHOLDING.

     The Company shall have the right to (i) require that shares of Stock be withheld in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law and (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied. The date the Option is exercised shall be the date used for purposes of determining the Fair Market Value of the shares of Stock used to satisfy the required tax withholding.

11.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan shall be effective on the date of the approval of the Plan by the holders of a majority of the issued and outstanding shares of Stock and shall terminate on the tenth anniversary of the effective date. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled, and in such event each Stock Option granted hereunder shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect.

                                    * * * * *

IBS INTERACTIVE, INC.        ANNUAL MEETING OF STOCKHOLDERS         JUNE 9, 2000

The undersigned stockholder of IBS Interactive, Inc. ("IBS") hereby appoints Nicholas R. Loglisci, Jr. and Frank R. Altieri, Jr. and each of them individually, the attorney and proxy of the undersigned, with full power of substitution, to vote as indicated herein, all the common shares of IBS standing in the name of the undersigned at the close of business on April 17, 2000 at the Annual Meeting of Stockholders of IBS to be held at the Hanover Marriott, 1401 Route 10 East, Whippany, NJ at 10:00 a.m., local time, on Friday, June 9, 2000, and at any and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR THE PROPOSALS ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 & 3.
1. Election of Directors.
/  /  FOR all nominees /  / WITHHOLD authority to vote for ALL nominees
/  /  WITHHOLD  authority only for those nominees whose name(s) I have written below
Nominees for Director are: Nicholas R. Loglisci, Jr.; Frank R. Altieri, Jr.; Susan Holloway Torricelli; Barrett N. Wissman; David Faeder; Roy E. Crippen III; Ahmed Al-Khaled; Bruce E. Fike

(PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.)

2. Proposal to approve IBS' 2000 Stock Option Plan.
/  / For /  / Against /  / Abstain

3. Proposal to ratify the selection of BDO Seidman, LLP as IBS' independent accountants for the fiscal year ending December 31, 2000.

/  / For /  / Against /  / Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                                         /  / MARK HERE FOR ADDRESS CHANGE AND
                                              NOTE BELOW

                                         I PLAN TO ATTEND THE MEETING /  /

                                         Dated: __________________________, 2000

                                         ---------------------------------------

                                         ---------------------------------------
                                              Signature(s)

                                              Note:  Please sign as name appears
                                              hereon.  Joint owners must each
                                              sign.   When   signing   as
                                              attorney-in-fact,   executor,
                                              administrator,  trustee  or
                                              guardian,  please  give full title
                                              as such.